Exhibit 10.2

NOTE

$10,000,000.00	August 4, 2011

1. FOR VALUE RECEIVED, REG ALBERT LEA, LLC, an Iowa limited liability company (“Borrower”), hereby promises to pay to the order of USRG HOLDCO IX, LLC, a Delaware limited liability company (“Lender”), the principal sum of Ten Million and no/100 Dollars ($10,000,000.00), with interest thereon, to be computed from the date hereof, and which remains unpaid, in lawful money of the United States and immediately available funds. This Note (the “Note”) is issued pursuant to the terms and provisions of that certain Loan Agreement of even date herewith, by and between Lender, Borrower and USRG Management Company, LLC (as the same may be amended, modified, supplemented, extended or restated from time to time, the “Loan Agreement”) and is entitled to all of the benefits provided for in the Loan Agreement. All capitalized terms used and not defined herein shall have the meanings assigned to them in the Loan Agreement.

2. The outstanding principal balance of this Note shall bear interest at a rate equal to twelve percent (12%) per annum.

3. Interest on the outstanding principal balance of this Note shall be computed on the basis of a year of three hundred sixty-five (365) days.

4. Beginning on August 15, 2011 and continuing on the fifteenth (15th) day of each month thereafter until and including November 15, 2011, Borrower will pay accrued interest on the Loan in monthly installments.

5. The outstanding principal balance hereof, together with all accrued interest, if not paid sooner, shall be due and payable in full on December 15, 2011 (the “Maturity Date”).

6. All payments and prepayments shall, at the option of Lender, be applied first to any costs of collection, second to any late charges, third to accrued interest and the remainder thereof to principal.

7. This Note may be prepaid, at any time, at the option of Borrower, either in whole or in part, without prepayment premium or penalty.

8. Any portion of the Loan repaid or prepaid may not be reborrowed.

9. In addition to the rights and remedies set forth in the Loan Agreement, if Borrower fails to make the required payment to Lender on the Maturity Date, then the unpaid principal balance of this Note, including any accrued interest, shall automatically bear interest at the applicable Default Rate. As a further addition to the rights and remedies set forth in the Loan Agreement, if Borrower fails to make the required payment to Lender on the Maturity Date, Borrower agrees to pay Lender, without further notice or demand, (i) an additional amount of One Million and no/100 Dollars ($1,000,000.00) and (ii) $500,000 on every fifth day thereafter until all Loan Obligations are paid. The rights and remedies provided for in this

Section 9 shall only be available to Lender in the event of nonpayment by Borrower upon the Maturity Date, and not in the event of maturity by reason of acceleration or otherwise.

10. If Borrower fails to make any payment of interest to Lender prior to the Maturity Date, within ten (10) days of the due date thereof, Borrower shall, in addition to such amount, pay a late charge equal to five percent (5%) of the amount of such payment.

11. This Note is secured by, among other instruments, that certain Mortgage of even date herewith, as it may be amended, modified, supplemented, extended or restated from time to time (the “Mortgage”), covering various parcels of real property, fixtures, and personal property located in Freeborn County, Minnesota, and that certain Security Agreement of even date herewith, as it may be amended, modified, supplemented, extended or restated from time to time. In the event any such security is found to be invalid for whatever reason, such invalidity shall constitute an event of default hereunder. All of the agreements, conditions, covenants, provisions, and stipulations contained in the Mortgage, or any instrument securing this Note are hereby made a part of this Note to the same extent and with the same force and effect as if they were fully set forth herein. It is agreed that time is of the essence of this Note.

12. Upon the occurrence at any time of an Event of Default or at any time thereafter, the outstanding principal balance hereof plus accrued interest hereon plus all other amounts due hereunder shall, at the option of Lender, be immediately due and payable, without notice or demand and Lender shall be entitled to exercise all remedies provided in this Note, the Loan Agreement or any of the Loan Documents.

13. Upon the occurrence at any time of an Event of Default or at any time thereafter, Lender shall have the right to set off any and all amounts due hereunder by Borrower to Lender against any indebtedness or obligation of Lender to Borrower.

14. Borrower promises to pay all reasonable costs of collection of this Note, including, but not limited to, attorneys' fees paid or incurred by Lender on account of such collection, whether or not suit is filed with respect thereto and whether or not such costs are paid or incurred, or to be paid or incurred, prior to or after the entry of judgment.

15. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS RULES OR CHOICE OF LAWS RULES THEREOF EXCEPT SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

[Signature Page Follows]

REG ALBERT LEA, LLC,
an Iowa limited liability company

/s/ Daniel J. Oh
By: Daniel J. Oh
Its: President

SIGNATURE PAGE TO NOTE

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